Exhibit 99.1

 Brookline Bancorp Announces 2004 Fourth Quarter and Annual Earnings
                       and Dividend Declarations

    BROOKLINE, Mass.--(BUSINESS WIRE)--Jan. 20, 2005--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today its earnings for the 2004 fourth quarter and year and the approval by its Board of Directors of a regular quarterly dividend of $0.085 per share and an extra dividend of $0.20 per share payable February 15, 2005 to stockholders of record on January 31, 2005.
    The Company earned $3,996,000, or $0.07 per share (on a basic and diluted basis), for the quarter ended December 31, 2004 compared to $3,439,000, or $0.06 per share (on a basic and diluted basis), for the quarter ended December 31, 2003. Net income for the year 2004 was $17,767,000, or $0.31 per share (on a basic and diluted basis), compared to $14,480,000, or $0.25 per share (on a basic and diluted basis), for the year 2003. Included in the year 2003 is an after-tax charge of $2,788,000, or $0.05 per share, resulting from settlement of all disputes relating to the state tax treatment of the Company's real estate investment trust ("REIT") subsidiary for the years 1999 through 2002.
    The increase in quarterly earnings was due primarily to a reduction in the expense for stock awarded under the Company's recognition and retention plans from $3,885,000 in the 2003 quarter to $722,000 in the 2004 quarter. The 2003 amount was abnormally high since a portion of the shares awarded under a plan approved by the stockholders in October 2003 had a very short vesting period. Offsetting the benefit derived from this expense reduction was a decline in securities gains (none in the 2004 quarter compared to $1,593,000 in the 2003 quarter), a $307,000 decline in fees from mortgage loan prepayments and the effect of an increase in the income tax rate from 42.3% in the 2003 quarter to 44.5% in the 2004 quarter. The increase in the tax rate was due primarily to (a) additional state taxes resulting from dividend transfers from Company subsidiaries to the parent Company in anticipation of funding the acquisition of Mystic Financial Inc. which was completed on January 7, 2005, (b) the non-deductibility of a part of executive compensation and (c) the non-deductibility of certain other expenses for state tax purposes. These factors also caused the effective income tax rate for the year 2004 to increase to 41.9% from 41.4% in the 2003 year.
    Net interest income was $938,000, or 7.6%, higher in the 2004 quarter than in the 2003 quarter as average earning assets grew $181 million, or 12.3%, interest rate spread declined from 2.40% to 2.36% and net interest margin also declined from 3.36% to 3.21%. Net interest income was $3,384,000, or 7.1%, higher in 2004 than in 2003 as average earning assets increased $165 million, or 11.5%, and interest rate spread improved from 2.26% to 2.34%, but net interest margin declined from 3.34% to 3.21%.
    We have previously reported that the Company's decline in net interest margin was caused by one of the lowest interest rate environments of the past forty years. Since a high percent of the Company's assets (36.9% in 2004 and 42.6% in 2003) were funded by stockholders' equity for which there is no charge for interest expense, declining rates caused a greater reduction in interest income from lower asset yields than the reduction in interest expense from lower rates paid on deposits and borrowed funds. In the second half of 2004, the Federal Reserve increased the federal funds rate for overnight borrowings between banks from 1.00% to 2.25%. As a result, net interest margin improved from 3.14% in the 2004 third quarter to 3.21% in the 2004 fourth quarter. While the recent rise in interest rates will likely have a positive impact on the Company's future net income, earnings improvement will continue to be restrained as long as existing assets originated in the past at higher rates are replaced with new assets at lower yields.
    In anticipation of a rising interest rate environment, the Company has restricted its purchase of investments over the past year to securities with maturities of two years or less and has funded part of its loan growth with borrowings at fixed rates and maturities in the two to three year range. These actions have slowed down short-term earnings improvement, but should enhance longer-term earnings if interest rates continue to rise. Trends in interest rates depend on many factors and, accordingly, actual rates in the future could vary significantly with the Company's rate predictions. At December 31, 2004, interest-earning assets maturing or repricing within one year amounted to $769 million and interest-bearing liabilities maturing or repricing within one year amounted to $623 million, resulting in a cumulative one year positive gap of $146 million, or 8.6% of total assets.
    The provision for loan losses increased from $313,000 in the 2003 fourth quarter to $927,000 in the 2004 fourth quarter and from $1,288,000 in the 2003 year to $2,603,000 in the 2004 year. The increases were due primarily to growth of the indirect automobile loan portfolio and higher net charge-offs in that portfolio. Indirect automobile loans outstanding increased from $211 million at the end of 2003 to $369 million at the end of 2004 and net charge-offs increased from $157,000 in 2003 to $1,246,000 in 2004. The rate of net charge-offs expressed as a percent of average loans outstanding was 0.40% in the year 2004 and 0.59% in the 2004 fourth quarter. Typically, charge-offs rise in the fourth quarter due to seasonal factors. At December 31, 2004, indirect automobile loans delinquent more than 30 days were $3,192,000, or 0.87% of the portfolio. At that date, there were no mortgage loans delinquent more than 30 days, non-performing assets (comprised of loans past due 90 days or more and repossessed assets) were $439,000 and the allowance for loan losses of $17,540,000 was equal to 1.38% of total loans outstanding.
    Excluding the expense of the recognition and retention plans, other non-interest expenses increased $360,000, or 7.7%, in the 2004 fourth quarter compared to the 2003 fourth quarter and $1,904,000, or 10.5%, in the year 2004 compared to the year 2003. The increases were due primarily to the expanded volume of the indirect automobile loan business which commenced in February 2003, the opening of a new branch in the fall of 2003 and the fall of 2004, increased dividend equivalent rights payments attributable to the semi-annual extra dividends paid to stockholders, and higher professional fees due to compliance with the requirements of the Sarbanes-Oxley Act.
    In approving an extra dividend of $0.20 per share in addition to a regular quarterly dividend of $0.085 per share, the Board of Directors considered the capital requirements of the Company, potential future business initiatives and other factors. While it is the intent of the Board for the foreseeable future to authorize payment of an extra dividend semi-annually, the payment and magnitude of any future extra dividend will be considered in light of changing opportunities to deploy capital effectively, including the repurchase of stock, future interest rates, expansion of the Company's business and general economic condition.
    The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                   (In thousands except share data)


                                    Dec. 31,    Sept. 30,     Dec. 31,
                                     2004         2004          2003
                               ---------------------------------------

            ASSETS
-------------------------------
Cash and due from banks        $     8,937   $    8,262   $    15,131
Short-term investments             127,928       99,556       127,572
Securities available for sale      260,852      270,432       287,952
Securities held to maturity
 (market value of $914, $1,228
 and $1,381, respectively)             889        1,198         1,343
Restricted equity securities        17,444       16,554        11,401
Loans                            1,269,637    1,239,926     1,074,740
Allowance for loan losses          (17,540)     (17,161)      (16,195)
                               ---------------------------------------
   Net loans                     1,252,097    1,222,765     1,058,545
                               ---------------------------------------
Other investment                     4,456        4,453         4,251
Accrued interest receivable          5,801        5,588         5,248
Bank premises and equipment,
 net                                 3,900        3,110         2,737
Deferred tax asset                   9,980        9,725         8,843
Prepaid income taxes                   270           59             -
Other assets                         1,945        1,572         1,011
                               ---------------------------------------
   Total assets                $ 1,694,499   $1,643,274   $ 1,524,034
                               =======================================

LIABILITIES AND STOCKHOLDERS'
             EQUITY
-------------------------------
Deposits                       $   773,958   $  735,306   $   679,921
Borrowed funds                     320,171      305,490       220,519
Mortgagors' escrow accounts          4,464        4,978         4,565
Income taxes payable                     -            -         1,489
Accrued expenses and other
 liabilities                        10,893       12,457        10,856
                               ---------------------------------------
   Total liabilities             1,109,486    1,058,231       917,350
                               ---------------------------------------

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued               -            -             -
  Common stock, $0.01 par
   value; 200,000,000 shares
   authorized; 60,477,939
   shares, 60,477,939 shares
   and 60,160,530 shares
   issued, respectively                605          605           602
  Additional paid-in capital       471,799      471,580       469,493
  Retained earnings, partially
   restricted                      144,081      144,977       169,417
  Accumulated other
   comprehensive income (A)            560          717         2,529
  Treasury stock, at cost -
   1,335,299 shares                (17,017)     (17,017)      (17,017)
  Unearned compensation -
   recognition and retention
   plans                           (10,963)     (11,685)      (13,960)
  Unallocated common stock held
   by ESOP - 743,221 shares,
   758,257 shares and 803,356
   shares, respectively             (4,052)      (4,134)       (4,380)
                               ---------------------------------------
     Total stockholders' equity    585,013      585,043       606,684
                               ---------------------------------------

                               -           ---          ---
     Total liabilities and
      stockholders' equity     $ 1,694,499   $1,643,274   $ 1,524,034
                               =======================================

(A) Represents net unrealized gains on securities available for sale, net of taxes.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
                   (In thousands except share data)


                           Three months ended         Year ended
                            December 31,              December 31,
                       -----------------------------------------------
                            2004       2003         2004         2003
                       -----------------------------------------------

Interest income:
  Loans                 $  16,880   $ 14,762    $ 63,527     $  56,359
  Debt securities           1,459      1,735       6,333         7,648
  Marketable equity
   securities                  69         73         281           370
  Restricted equity
   securities                 149         70         429           289
  Short-term
   investments                536        329       1,540        1,544
                       -----------------------------------------------
   Total interest
    income                 19,093     16,969      72,110        66,210
                       -----------------------------------------------

Interest expense:
  Deposits                  3,204      2,770      11,708        12,295
  Borrowed funds            2,626      1,874       9,416         6,313
                       -----------   ---------------------------------
   Total interest
    expense                 5,830      4,644      21,124        18,608
                       -----------   ---------------------------------
Net interest income        13,263     12,325      50,986       47,602
Provision for loan
 losses                       927        313       2,603         1,288
                       -----------   ---------------------------------
  Net interest income
   after provision for
   loan losses             12,336     12,012      48,383        46,314
                       -----------   ---------------------------------

Non-interest income:
  Fees and charges            411        720       2,577         2,552
  Gains on securities,
   net                          -      1,593       1,767         2,102
  Swap agreement market
   valuation credit            53         67         231           163
  Other income                142        114         635           536
                       -----------------------------------------------
   Total non-interest
    income                    606      2,494       5,210         5,353
                       -----------------------------------------------

Non-interest expense:
  Compensation and
   employee benefits        2,455      2,488      10,004         9,636
  Recognition and
   retention plans            722      3,885       2,890         3,992
  Occupancy                   414        376       1,604         1,517
  Equipment and data
   processing               1,209        937       4,458         3,219
  Advertising and
   marketing                  148        198         638           761
  Dividend equivalent
   rights                       -          -         734           361
  Other                       795        662       2,661         2,701
                       -----------------------------------------------
   Total non-interest
    expense                 5,743      8,546      22,989        22,187
                       -----------------------------------------------

Income before income
 taxes                      7,199      5,960      30,604        29,480
                       -----------------------------------------------

Income tax expense:
  Provision for income
   taxes                    3,203      2,521      12,837        12,212
  Retroactive
   assessment related
   to REIT                      -          -           -         2,788
                       -----------------------------------------------
   Total income tax
    expense                 3,203      2,521      12,837        15,000
                       -----------------------------------------------

                       -----------------------------------------------
Net income              $   3,996   $  3,439    $ 17,767     $  14,480
                       ===============================================

Earnings per common
 share:
   Basic                $    0.07   $   0.06    $   0.31     $    0.25
   Diluted                   0.07       0.06        0.31          0.25

Weighted average common
  shares outstanding
   during the period:
   Basic               57,424,472  56,713,171  57,278,329   56,869,065
   Diluted             58,274,797  57,724,597  58,131,107   57,871,763


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                        Average Yields / Costs

                               Three months ended December 31,
                        ---------------------------------------------
                                            2004
                        ---------------------------------------------
                             Average                          Average
                             balance      Interest (1)      yield/cost
                        ---------------------------------------------
                                   (Dollars in thousands)
Assets
------------------------
Interest-earning assets:
  Short-term investments   $  111,083     $      536            1.91%
  Debt securities (2)         255,180          1,466            2.30
  Equity securities (2)        26,460            244            3.66
  Mortgage loans (3)          836,814         12,468            5.96
  Money market loan
   participations               3,130             15            1.90
  Commercial loans (3)         51,229            615            4.80
  Indirect automobile
   loans (3)                  367,951          3,738            4.03
  Other consumer loans
   (3)                          2,491             44            7.07
                            -------------------------
   Total interest-
    earning assets          1,654,338         19,126            4.60%
                                             ------------------------
Allowance for loan
 losses                       (17,133)
Non-interest earning
 assets                        32,610
                        --------------
   Total assets            $1,669,815
                        ==============

Liabilities and
 Stockholders' Equity
------------------------
Interest-bearing
 liabilities:
  Deposits:
   NOW accounts            $   63,473             23            0.14%
   Savings accounts (4)        82,964            385            1.84
   Money market savings
    accounts                  266,336            748            1.11
   Certificate of
    deposit accounts          304,262          2,048            2.67
                        -----------------------------
     Total deposits           717,035          3,204            1.77
  Borrowed funds              315,189          2,626            3.26
                        -----------------------------
     Total interest
      bearing
      liabilities           1,032,224          5,830            2.24%
                                           --------------------------
Non-interest-bearing
 demand
    checking accounts          38,435
Other liabilities              13,989
                        --------------
     Total liabilities      1,084,648
Stockholders' equity          585,167
                        --------------
     Total liabilities
      and
      stockholders'
       equity              $1,669,815
                        ==============
Net interest income (tax
 equivalent
 basis)/interest rate
 spread                                       13,296            2.36%
                                                     ================
Less adjustment of tax
 exempt income                                    33
                                      ---------------
Net interest income                       $   13,263
                                      ===============
Net interest margin                                             3.21%
                                                     ================




                               Three months ended December 31,
                        ---------------------------------------------
                                            2003
                        ---------------------------------------------
                             Average                         Average
                             balance      Interest (1)     yield/cost
                        ---------------------------------------------
                                     (Dollars in thousands)
Assets
------------------------
Interest-earning assets:
  Short-term investments    $ 129,721      $     329            1.01%
  Debt securities (2)         276,752          1,744            2.52
  Equity securities (2)        22,367            170            3.03
  Mortgage loans (3)          818,696         12,224            5.97
  Money market loan
   participations               3,227              9            1.11
  Commercial loans (3)         29,077            415            5.71
  Indirect automobile
   loans (3)                  191,391          2,069            4.29
  Other consumer loans
   (3)                          2,429             45            7.41
                            -------------------------
   Total interest-
    earning assets          1,473,660         17,005            4.60%
                                            --------------------------
Allowance for loan
 losses                       (16,020)
Non-interest earning
 assets                        31,307
                        --------------
   Total assets            $1,488,947
                        ==============

Liabilities and
 Stockholders' Equity
------------------------
Interest-bearing
 liabilities:
 Deposits:
  NOW accounts             $   60,756             20            0.13%
  Savings accounts (4)         25,694             27            0.42
  Money market savings
   accounts                   306,790          1,031            1.33
  Certificate of
   deposit accounts           248,109          1,692            2.70
                        -----------------------------
    Total deposits            641,349          2,770            1.71
 Borrowed funds               195,789          1,874            3.75
                        -----------------------------
    Total interest
     bearing
     liabilities              837,138          4,644            2.20%
                                      -------------------------------
Non-interest-bearing
 demand
   checking accounts           32,530
Other liabilities              14,294
                        --------------
    Total liabilities         883,962
Stockholders' equity          604,985
                        --------------
     Total liabilities
      and
      stockholders'
       equity              $1,488,947
                          ============
Net interest income
 (tax equivalent
 basis)/interest rate
 spread                                       12,361            2.40%
                                                            =========
Less adjustment of tax
 exempt income                                    36
                                      ---------------
Net interest income                       $   12,325
                                      ===============
Net interest margin                                             3.36%
                                                         ============


(1) Tax exempt income on equity securities and municipal bonds is included on a tax equivalent basis.
(2) Average balances include unrealized gains on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.
(3)  Loans on non-accrual status are included in average balances.
(4)  Savings accounts include mortgagors' escrow accounts


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                                   Three months ended    Year ended
                                     December 31,      December 31,
                                 -------------------------------------
                                    2004     2003     2004      2003
                                 -------------------------------------

Performance Ratios (annualized):
Return on average assets            0.96%    0.92%    1.10%    1.00%
Return on average stockholders'
 equity                             2.73%    2.27%    2.99%    2.36%
Interest rate spread                2.36%    2.40%    2.34%    2.26%
Net interest margin                 3.21%    3.36%    3.21%    3.34%

Dividends paid per share during
 period                           $0.085   $0.085    $0.74    $0.54



                                    At           At            At
                               December 31, September 30, December 31,
                                  2004          2004         2003
                               ------------ ------------- ------------
                                       (Dollars in thousands
                                       except per share data)
Capital Ratio:
Stockholders'
 equity to total assets           34.52%       35.60%          39.81%

Asset Quality:
Non-performing loans            $   111      $    91         $    50
Non-performing assets               439          336             133
Allowance for loan losses        17,540       17,161          16,195
Allowance for loan losses
 as a percent of total
 loans                             1.38%       1.38%           1.51%
Non-performing assets
 as a percent of total assets      0.03%       0.02%           0.01%

Per Share Data:
Book value per share            $  9.89      $  9.89         $ 10.31
Market value per share          $ 16.32      $ 15.67         $ 15.34


    CONTACT: Brookline Bancorp
             Paul Bechet, 617-730-3500